SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

    3)            Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[    ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 12, 2017, Sarissa Capital Management LP, together with the other Participants (as defined below), have filed with the Securities and Exchange Commission a presentation to be used by the Participants in connection with the solicitation of proxies at the 2017 annual meeting of shareholders of Innoviva, Inc. The Participants also posted the presentation to www.dfking.com/INVA.

*          *          *

ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP (“SARISSA”), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA’S PROXY SOLICITATION (THE “PARTICIPANTS”), FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF INNOVIVA, INC. (THE “COMPANY”). SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA’S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 549–6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550, OR THROUGH THE INTERNET AT WWW.DFKING.COM/INVA.

This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although the Participants believe that the data is reliable, they do not guarantee the accuracy or completeness of this information and have not independently verified any such information. Many of the statements in this presentation reflect the Participants’ subjective belief. Although they have reviewed and analyzed the information that has informed their opinions, they do not guarantee the accuracy of any such beliefs. They have not sought, nor have they received, permission from any third-party to include their information in this presentation.

Special note regarding this presentation ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP ("SARISSA"), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA'S PROXY SOLICITATION (THE "PARTICIPANTS"), FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") to be used to solicit proxies in connection with the 2017 annual meeting of shareholders OF INNOVIVA, INC. (THE "COMPANY"). SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA'S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL−FREE: (800) 549−6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269−5550, OR THROUGH THE INTERNET AT WWW.DFKING.COM/INVA. This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although the Participants believe that the data is reliable, they do not guarantee the accuracy or completeness of this information and have not independently verified any such information. Many of the statements in this presentation reflect the Participants' subjective belief. Although they have reviewed and analyzed the information that has informed their opinions, they do not guarantee the accuracy of any such beliefs. They have not sought, nor have they received, permission from any third-party to include their information in this presentation.

Summary Sarissa believes that Innoviva’s directors Barbara Duncan, Catherine J. Friedman, Patrick G. LePore, Paul A. Pepe, James L. Tyree and William H. Waltrip have breached their fiduciary duties by (1) overpaying their executives and (2) overpaying themselves

INNOVIVA DOES NOT MARKET OR SELL ANY DRUGS. IT JUST COLLECTS ROYALTY PAYMENTS. SO WHY IS INNOVIVA’S SPENDING AND COMPENSATION SO EXORBITANT? IT IS TIME FOR INNOVIVA TO BE OPTIMIZED FOR SHAREHOLDERS

Biospecifics Technologies Corp. currently collects royalties on 1 drug... Total compensation of Principal Executive Officer in 2015 à $354K DEF 14A filed April 2016 Biospecifics Technologies collects royalties on its injectable collagenase, marketed as XIAFLEX® by Endo International plc. Biospecifics Technologies is developing the collagenase in additional indications and in first quarter 2017 expected to initiate a clinical trial in uterine fibroids

Enzon Pharmaceuticals currently collects royalties on 4 drugs… Total compensation of Principle Executive Officer in 2015 à $40K Enzon Pharmaceuticals, Inc. receives royalty revenues from existing licensing arrangements with other companies primarily related to sales of four marketed drug products, namely, PegIntron ®, Sylatron ®, Macugen ® and CIMZIA ® DEF 14A filed May 2016

Innoviva currently collects royalties on 2 drugs… Total compensation of CEO in 2015 à $3.6 million Innoviva’s current business is focused on collecting royalties from two respiratory inhalers sold and marketed by GSK ~10x the amount paid at Biospecifics; ~90x the amount paid at Enzon DEF 14A filed March 2016

We believe the directors of Innoviva are failing to uphold their fiduciary duties by paying the CEO excessive multiples of what CEOs at other companies that simply collect royalties are paid Non-executive directors at Innoviva Barbara Duncan Catherine J. Friedman Patrick G. LePore Paul A. Pepe James L. Tyree William H. Waltrip Chairman Chair of Compensation Committee Member of Compensation Committee Member of Compensation Committee

Biospecifics Technologies Corp. currently collects royalties on 1 drug... Median compensation of directors in 2015 à $68K DEF 14A filed April 2016 Biospecifics Technologies collects royalties on its injectable collagenase, marketed as XIAFLEX® by Endo International plc. Biospecifics Technologies is developing the collagenase in additional indications and in first quarter 2017 expected to initiate a clinical trial in uterine fibroids

Enzon Pharmaceuticals currently collects royalties on 4 drugs… Median compensation of directors in 2015 à $35K Enzon Pharmaceuticals, Inc. receives royalty revenues from existing licensing arrangements with other companies primarily related to sales of four marketed drug products, namely, PegIntron ®, Sylatron ®, Macugen ® and CIMZIA ® DEF 14A filed May 2016

Innoviva currently collects royalties on 2 drugs… Median compensation of directors in 2015 à $330K Innoviva’s current business is focused on collecting royalties from two respiratory inhalers sold and marketed by GSK ~5x the amount paid at Biospecifics; ~9x the amount paid at Enzon DEF 14A filed March 2016

Even more remarkable… in 2015 the median compensation of directors at Innoviva was >$100K higher than Theravance Biopharma, the company that it spun off in 2014 that has a real operating business! Non-executive director Total compensation (2015) Eran Broshy 163,641 Henrietta H. Fore 193,293 Robert V. Gunderson, Jr.  196,577 Burton G. Malkiel, Ph.D.  233,125 Dean J. Mitchell 213,577 Susan Molineaux, Ph.D 352,143 Donal O'Connor 162,189 Peter S. Ringrose 220,757 George M. Whitesides, Ph.D.  205,165 William D. Young 241,580 MEDIAN 209,371 Non-executive director Total compensation (2015) Catherine J. Friedman 319,984 Terrence C. Kearney 317,484 Paul A. Pepe 329,984 James L. Tyree  329,984 William H. Waltrip  362,484 MEDIAN 329,984 Innoviva Theravance Biopharma, Inc. Theravance Biopharma has a real operating business – marketed product, salesforce and extensive R&D pipeline – and yet lower director compensation than Innoviva! Innoviva, unlike Theravance Biopharma, simply collects royalties

We believe the directors at Innoviva are failing to uphold their fiduciary duties by paying themselves multiples of what directors at other companies that simply collect royalties are paid Non-executive directors at Innoviva Barbara Duncan Catherine J. Friedman Patrick G. LePore Paul A. Pepe James L. Tyree William H. Waltrip Chairman Chair of Compensation Committee Member of Compensation Committee Member of Compensation Committee

Note, comparing compensation at Innoviva to other companies of similar size by revenue or market cap is misguided Unlike other companies in its peer group by size: Innoviva does not sell or market drugs! Innoviva does not engage in any real R&D! We believe these are critical points to understanding Innoviva’s compensation. In this context, compensation at Innoviva can be appreciated as especially egregious, a true extreme!

In light of Innoviva’s excessive spending, including egregious compensation of management and directors Sarissa is gravely concerned that Innoviva will squander future royalty revenues on M&A (management has already expressed a desire to “build over time a recurring revenue business”)1, additional overcompensation of management and directors and other misguided spending 1CEO comments at Cowen Health Care Conference (March 2017)

Sarissa is particularly concerned that Innoviva will waste shareholder money on imprudent acquisitions Sarissa believes shareholders should not be confident that the current board and management team will make the right capital allocation decisions Sarissa is fearful that any imprudent acquisitions will irreversibly alter the strategic position of the company and thereby irreparably damage shareholder value Innoviva should clarify to shareholders its intentions regarding acquisitions

INNOVIVA DOES NOT MARKET OR SELL ANY DRUGS. IT JUST COLLECTS ROYALTY PAYMENTS. SO WHY IS INNOVIVA’S SPENDING AND COMPENSATION SO EXORBITANT? IT IS TIME FOR INNOVIVA TO BE OPTIMIZED FOR SHAREHOLDERS

ISS, Glass Lewis and Egan-Jones all recommend that Innoviva shareholders vote on Sarissa’s GOLD PROXY CARD ISS and Egan-Jones recommend all three Sarissa nominees and Glass Lewis recommends two Sarissa nominees All three recommend shareholders vote AGAINST Innoviva’s executive compensation All three recommend shareholders NOT VOTE ON MANAGEMENT’S WHITE CARD

We urge you to VOTE THE GOLD PROXY CARD Time is of the essence. We urge you to VOTE THE GOLD PROXY CARD to help us fix the problems at Innoviva. If you want to follow the recommendations of ISS, Glass Lewis and Egan-Jones and vote for Sarissa nominees YOU MUST VOTE ON THE GOLD CARD AND YOU CANNOT VOTE THE WHITE CARD. Returning a white card, even if you withhold on Innoviva’s nominees, will not be a vote for the Sarissa nominees, and it would revoke any vote you previously submitted on the GOLD CARD. PLEASE VOTE NOW by signing, dating and returning the GOLD proxy card or by voting by phone or internet. If you have any questions regarding your GOLD proxy card or need assistance in voting, please contact our proxy solicitor: D.F. KING & CO., INC. STOCKHOLDERS CALL TOLL−FREE: (800) 549−6746 BANKS AND BROKERAGE FIRMS CALL: (212) 269−5550 WWW.DFKING.COM/INVA

To be continued…